Agreement of Compensation for Removal

Party A: Qitaihe City Land Storage Center.
Representative: Wenlu Su
Party B: Harbin Hainan Kangda Cactus Hygienical Foods Co., Ltd.
Corporate representative: Jinjiang Wang
Address: 99 Taibei Road, Limin Economic and Technological Development Zone, Harbin, China

Approved by Heilongjiang Provincial Government, in need of rebuilding the Xinxing District of Qitaihe City and in need of constructing flyover system in this district, in accordance with the “PRC Law on Land Management”, “The PRC Land Management Act Implementing Regulations”, “Heilongjiang Province Implementing ‘PRC Law on Land Management’ and Related Laws and Regulations”, Part A and Party B comply with “Implementing Scheme of Compensation to the Take Over Land for Use to Qitahe City Xinxing District Rebuilding and Construction of Flyover System” (hereinafter referred to as “Compensation Scheme”). Based on equality, voluntary and negotiated consensus the two parties reach the following agreements.

I. The conditions of buildings and accessories of Party B.
Pursuant to the property certificate offered by Party B, comply with the relevant laws, regulations and the “Compensation Scheme”, and checked by the two parties, the conditions of buildings and accessories of Party B are conformed as follows:
Location of the building:  Shuguang Village, Xinxing District, Qitaihe City, Heilongjiang Province.
The property right of the building belongs to Harbin Hainan Kangda Cactus Hygienical Foods Co., Ltd.
The use of the buildings: Industrial occupancy.
Total number of floors of the building    3 floors
Building accessories: (See Exhibit I).

II. Mode of compensation: Party B chooses the mode of currency compensation.
III. According to the Compensation Scheme to confirm the amount of compensation as following details.
Industrial occupancy: According to “The table of confirmation to the conditions and compensation to the industrial occupancy in the removal area of Qitahe City Xinxing District Rebuilding and Construction of Flyover System” (Exhibit II) to confirm as follows:

1. The area of the land that is legally approved to use is 49,000 square meters, after payment of registration fees to the land area, the subtotal of compensation amount is 12,250,000 Yuan.
2. The land area that is not approved is square meters; the subtotal of compensation amount is Yuan.
3. The construction area is 4,309.66 square meters; subtotal of compensation amount is 20,686,344 Yuan.
4. The construction area which is not approved  square meters; the subtotal of compensation amount is Yuan.
5. The construction area of buildings which are built not approved by Planning and Construction Department of the City within approved land use area is 608 square meters; subtotal of compensation amount is 2,918,400 Yuan.
The total compensation amount for industrial occupancy of the above items is 35,854,744   Yuan.

IV. The compensation amount of building accessories.
The building accessories will be compensated by currency, according to the executed “List of Building Accessories”, the subtotal of compensation amount of building accessories of Party B is 178,824 Yuan (See the Exhibit I for the details).

VI. The compensation for off production of the industrial buildings.
Compensation fee for off production of industrial buildings confirmed as: 3,518.10 square meters. To be calculated by 12 Yuan/square meter, and count by month, Party A pays Party B compensation fee for 6 months at one time, the subtotal is 253,303 Yuan.

VII. Housing relocation allowance
According to the “Compensation Scheme”, Part A should pay one-time relocation allowance to Party B as confirmed as follows.
Industrial occupancy area is 3,518.10 square meters, calculated by 5.0 Yuan/ square meter for one time, the subtotal is 17,590 Yuan.

IX. The sum of the compensation for removal fees and the method of settlement
The total amount of compensation for removal fees to be granted to Party B is 36,304,461.00 Yuan.
Party B chooses to be wholly compensated by currency. Upon the execution of this agreement Party B should provide related materials and to finish related registration procedures. Party A should make a one-time payment within 60 days.

XVI. Dispute deposition
If the two Parties has dispute in the implementation of this Agreement, they should negotiate to resolve problems; If negotiation fails, each party has the right to file a law suit in a law court of its jurisdiction.

XVII. The parties should make a clear choice of all the option provisions in this Agreement. This Agreement will be executed since the date Party A and Party B or their authorized representatives sign on it. Both parties should abide by the Agreement. The party who breaches and causes the other any loss must bear related liability.

XVIII. There are four copies of this Agreement. Three of them belong to Party A and one belongs to Party B. The copies have the equal legal effect.

XIX. The matters not mentioned in this Agreement should be executed according to the relevant regulations in “Compensation Scheme”. If there are provisions not included in the Compensation Scheme, Party A and Party B should sign a supplementary agreement after negotiation. The supplementary agreement has the equal legal effect.

XX. The copies of the Agreement have the equal legal effect with the Agreement. The Agreement, the contents of its exhibits, and printed words filled in the blank has the equal legal effect.

XXI. All the relevant data in this Agreement should be subject to the Exhibits.

Party A (seal)	Party B (seal)

Representative:	Representative:

dd/mm/yy	dd/mm/yy

Exhibit I: “List of Building Accessories”.
Exhibit II: “The table of confirmation to the conditions and compensation to the industrial occupancy in the removal area of Qitahe City Xinxing District Rebuilding and Construction of Flyover System”.

Exhibit I
List of Building Accessories
The name of possession of assets: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.  Date: 19/12/2009  Unit: RMB yuan
Number	Name of the building and accessory	Struture	The year of construction completed	Building Area M2
1	Plant	Brick	2005	2230.03
2	Office builiding	Brick	2005	1383.56
3	Materials library	Brick	2005	696.07
4	Boiler	Brick	2005	244
5	Storehouse	Brick and wood	2005	348
6	Guard room	Brick	2005	16
7	Air purification systems and clean area projects		2005	2989.8
8	Plant roads, greening works		2005	2971
	Total			10878.46

Exhibit II
The table of confirmation to the conditions and compensation to the industrial occupancy in the removal area of Qitahe City Xinxing District Rebuilding and Construction of Flyover System

The name of possession of assets: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.  Date: 19/12/2009  Unit: RMB yuan
Number	Name of the building and accessory	Struture	The year of construction completed	Building Area M2	Purpose	Relocation compensation	Buildings attachments compensation	Production stop and termination of business compensation	Relocation allowance	Total
1	Plant	Brick	2005	2230.03	Industrial occupancy	10,704,139.20		160,562	11,150	10,875,851
2	Office builiding	Brick	2005	1383.56	Industrial occupancy	6,641,088.00				6,641,088
3	Materials library	Brick	2005	696.07	Industrial occupancy	3,341,114.80		50,117	3,480	3,394,714
4	Boiler	Brick	2005	244	Industrial occupancy	1,171,200.00		17,568	1,220	1,189,988
5	Storehouse	Brick and wood	2005	348	Industrial occupancy	1,670,400.00		25,056	1,740	1,697,196
6	Guard room	Brick	2005	16	Industrial occupancy	76,800.00				76,800

7	Air purification systems and clean area projects	2005	2989.8	Industry		89,697.00			89,694
8	Plant roads, greening works	2005	2971	Industry		89,130.00			89,130
9	Land use right		49000	Industry	12,250,000.00				12,250,000

	Total		59878.46		35,854,744.00	178,824.00	253,303.00	17,590.00	36,304,461.00